AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made as of the 25 day of September, 2006, by and between ENCORE MEDICAL CORPORATION, a Delaware corporation (the “Company”), and KENNETH W. DAVIDSON (the “Employee”).

WHEREAS, the parties have previously entered into that certain Employment Agreement, dated October 1, 2003 (the “Agreement”);

WHEREAS, the Employment Term, as defined under the Agreement, ends as of September 30, 2006; and

WHEREAS, the parties desire to extend the term of the Agreement, and the Board of Directors of the Company has approved such extension.

NOW THEREFORE, in consideration of mutual promises, terms, provisions, and conditions contained herein, the parties agree:

A.	Section 1.1 of the Agreement is hereby amended to remove the date “September 30, 2006” and replace it with “December 31, 2007”.

B.	Except as specifically changed by this Amendment, the terms and provisions of the Agreement shall remain in full force and effect.

C.	In consideration of the extension of the Agreement, so long as the Employee continues to be an employee of the Company at such time, the Company shall make a one-time payment, as additional compensation, to the Employee in an amount of Three Hundred Sixty Thousand Dollars ($360,000) (the “One Time Payment”) within thirty (30) days of September 30, 2006.

D.	It is expressly agreed and understood that the One Time Payment shall not be considered part of (i) Employee’s base salary or bonus when calculating any severance benefits which may accrue to Employee pursuant to the terms of the Change of Control Severance Agreement, dated May 27, 2005, by and between the Company and Employee, or (ii) Employee’s Base Salary, as defined in the Agreement, when calculating any Bonus, as defined in the Agreement, which may accrue to Employee pursuant to the terms of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

COMPANY:

ENCORE MEDICAL CORPORATION

By: /s/ Harry L. Zimmerman
Harry L. Zimmerman
Executive VP-General Counsel

EMPLOYEE:

/s/ Kenneth W. Davidson

KENNETH W. DAVIDSON